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Exhibit 31.1

Certifications
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, William J. Biggar, certify that:

  1.
  I have reviewed this annual report on Form 40-F of North American Palladium Ltd.; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 21, 2009	/s/ WILLIAM J. BIGGAR By: William J. Biggar Title: President and Chief Executive Officer, Director

I, Jeff A. Swinoga, certify that:

  1.
  I have reviewed this annual report on Form 40-F of North American Palladium Ltd.; and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 21, 2009	/s/ JEFF A. SWINOGA By: Jeff A. Swinoga Title: Vice-President, Finance and Chief Financial Officer

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  Exhibit 31.1
Certifications Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002